EXHIBIT   10.83

                     GENERAL INTERCONNECTION
                            AGREEMENT

            PARTY A:  North China Power Group Company
        Party B:  Tangshan Panda Heat and Power Co., Ltd.

          Tangshan Pan-Western Heat and Power Co., Ltd.

                             Beijing
                       September 22, 1995




                GENERAL INTERCONNECTION AGREEMENT

      Two Parties of this Agreement:

      North China Power Group Company (hereinafter referred to as Party A); Tangshan Panda Heat and Power Co., Ltd. ("Panda") and Tangshan Pan-Western Heat and Power Co., Ltd. ("Pan-Western") (Panda and Pan-Western are hereinafter collectively referred to as Party B).

     Whereas, Party A and Party B intend to agree to interconnect Panda's Power Plant (50 MW unit) and Pan-Western's power plant
(50 MW unit) (hereinafter referred to collectively as Power Plants) to the Beijing-Tianjin-Tangshan Regional Grid of Party A (hereinafter referred to as the Grid).

      Whereas, for administrative convenience, Pan-Western has appointed Panda as its agent with power-of attorney to represent and bind Pan-Western on all matters herein or relating to its Power Plant.

     Whereas, in order to ensure the safety as well as the stable and economic operation of both the Power Plants and the Grid, in accordance with the Contract Law of the People's Republic of China, "Regulation for Grid Dispatch Administration" and implementation method relating thereto, "National Power Supply and Consumption Regulation", "Grid Dispatch Administrative Procedure for the Beijing-Tianjin-Tangshan Regional Grid", and other relevant laws, regulations and rules, Party A and Party B through friendly consultation and negotiation now sign this Agreement regarding the interconnection.

     Party A and Party B agree as follows:

                           ARTICLE ONE
                  DEFINITIONS AND EXPLANATIONS

     1.1    "Sub   Agreements"  shall  mean  the  Interconnection
Dispatch  Agreement, and the Electric Energy Purchase  and  Sales
Agreement.

     1.2 "Interconnection Point" shall mean the switch at the location where the Power Plants and the Grid connect with each other (the switch shall be specified in the Sub Agreements).

     1.3 "Electric Energy Delivered" shall mean the amount of electricity that Party B's Power Plants deliver to the Grid as measured by the metering gauge at the Interconnection Point.

     1.4 "Price for Electric Energy Delivered" shall mean Party B's Power Plants weighted average (consisting of daily Trough Hours, Non-Peak Hours and Peak Hours) electricity price for Party B's Electric Energy Delivered to Party A's Grid (calculated for different periods) set forth in the Pricing Document.

     1.5 "Sales" shall mean Party B's Electric Energy Delivered which Party A, based on the Document of promise issued by the Tangshan Economic Commission, Planning Commission, and Price
Control Bureau, sells in the Tangshan region.

     1.6  "Retail Price" shall mean the weighted average of Party
A's  selling price for Party B's Electric Energy Delivered by the
Power Plants during different periods.

     1.7 "Overdue Payment Interest Rate" shall mean an interest rate equivalent to 0.05% per day which is applied during the past due period stipulated in this Agreement or the Sub Agreements.

     1.8 "Force Majeure" shall mean any event that is not foreseeable and for which the damages caused by the event are not reasonably preventable by the Party declaring Force Majeure and cannot be overcome such that it adversely affects one Party's performance of its obligations under this Agreement or the Sub Agreements. Examples of Force Majeure events are as follows:

     (1) Any natural disasters, such as fire, lightning, earthquakes, damages caused by wind, (i.e., hurricane, typhoon, etc.) and riot, war, or threat of war;

     (2) After this Agreement becomes effective, any modifications or changes of laws, regulations or rules made by the Government of the People's Republic of China or any other local government or their agencies which directly or indirectly affects either Parties' performance of its obligations under this Agreement or the Sub Agreements.

     1.9 "Breach of Contract" shall be caused by any actions, taken by any one of the Parties, resulting in non-performance of obligations under this Agreement or the Sub Agreements.

     1.10 "Commercial Operation Date" means the date upon which Party B's Power Plants start regular delivery of their Electric Energy Delivered to Party A's Grid which shall be determined by Party A and Party B after approval of 72 hour full-load testing operation by the generation units of Party B's Power Plants.

     1.11 "Pricing Document" shall mean the document or documents (issued by the Tangshan Price Control Bureau, Economic Commission and Planning Commission) determining the Price for Electric Energy Delivered, Retail Price and principles for adjustment.

     1.12 "Trough Hours", "Non-Peak Hours" and "Peak Hours" shall mean the respective 8 hour periods during each calendar day designated as "Trough Hours", "Non-Peak Hours" and "Peak Hours" by the Dispatch Department of the Grid (which designation shall be made as specified in the Sub Agreements).

     1.13 "Regulations" shall mean the Contract Law of the People's Republic of China, "Regulation for Grid Dispatch
Administration" and implementation method relating thereto, "National Power Supply and Consumption Regulation," "Grid Dispatch Administration Procedure for the Beijing-Tangshan Regional Grid" and other published relevant laws, regulations and rules in China governing the Parties.

                           ARTICLE TWO
                    DOCUMENTS TO BE PROVIDED

     Party B shall provide to Party A the following documents and this shall be the precondition for signing the Sub Agreements:

     2.1  The Power Project Proposal Approval (Exhibit 1);

     2.2  The Project Feasibility Study and the Feasibility Study
     Approval (Exhibit 2);

     2.3   The  Preliminary  Design and  the  Preliminary  Design
     Approval (Exhibit 3, which shall be delivered to Party A as soon as possible after execution of this Agreement).

     2.4  The Heat Supply Project Approval (Exhibit 4);

     2.5 The Heat Supply Agreements between the Power Plants and heat users (Exhibit 5);

     2.6 The Interconnection Design (first and secondary systems and the Interconnection Design Approval) (Exhibit 6);

     2.7   The  document promising the investment for  the  Power
     Plant's transmission and substation systems (Exhibit 7);

     2.8   Power Plant's Application for Interconnection (Exhibit
     8);

     2.9    The   Document  of  Promise  for  the  Power  Plant's
     Electricity Output (Exhibit 9).


                          ARTICLE THREE
                        DISPATCH CONTROL

     3.1   Starting from the Commercial Operation Date, Party B's
Power Plants must obey the dispatch control of the Grid and conform to the peak regulation dispatch practice of the Grid, as more fully specified in the Sub Agreements.

     3.2 Party B shall guarantee that the Power Plants will have the necessary equipment and control systems reasonably dictated by the Grid's unified dispatch requirements, as more fully specified in the Sub Agreements.

                          ARTICLE FOUR
         PURCHASE AND SALE OF ELECTRIC ENERGY DELIVERED

     4.1 Party A shall purchase the amount of Electric Energy Delivered by the Power Plants in accordance with this Agreement and the Sub Agreements. Party B may not sell any electric energy directly to third parties without the consent of Party A. Commencing on the Commercial Operation Date with respect to each Power Plant, Party A shall purchase from Party B's Power Plants Electric Energy Delivered, and shall pay Party B for such Electric Energy Delivered.

     4.2 Party A agrees to purchase Electric Energy Delivered which is generated prior to the Commercial Operation Date for start-up and testing purposes. Both Party A and Party B agree to sign separately an agreement on purchase of such electric energy.

                          ARTICLE FIVE
             PRICE OF ELECTRICITY AND ITS ADJUSTMENT

     The price for Electric Energy Delivered and the Retail Price and any adjustments to the Price for Electric Energy Delivered and the Retail Price shall be set forth in the Pricing Document.

                           ARTICLE SIX
          QUANTITY RECORD FOR ELECTRIC ENERGY DELIVERED

     The quantity of Electric Energy Delivered to the Grid shall be determined by having personnel from both Parties read and record the meter gauge as more fully specified in the Sub
Agreements.

                          ARTICLE SEVEN
      PAYMENT FOR ELECTRIC ENERGY DELIVERED TO POWER PLANTS

     Party A shall, at the request of Party B, supply electric energy to the Power Plants whenever required by Party B. Party B shall purchase the electric energy at the then effective utility retail price as charged by the Grid, which shall be paid to Party A.

                          ARTICLE EIGHT
            RESPONSIBILITY UNDER A BREACH OF CONTRACT

     8.1 If, due to one Party's Breach of Contract, this Agreement or the Sub Agreements cannot be performed or fully performed in all material respects, the breaching Party shall bear responsibility and shall in accordance with the requirements stipulated in this Agreement, take measures to correct the situation; if both Parties breach this Agreement or any Sub Agreements, both Parties shall share the responsibilities for breaching this Agreement or such Sub Agreements.

     8.2 If Party B does not deliver the amount of electric energy to Party A in accordance with this Agreement or the Sub Agreements, based on paragraph 1.9 above, Party A shall have the right to declare that a Breach of Contract has taken place. Party B shall compensate Party A for all of the actual losses to Party A caused by the Breach of Contract, which losses shall be limited only to direct losses by Party A.

     8.3 If, due to the fault of Party A, Party B is not able to deliver the electric energy generated by the Power Plants to Party A based on this Agreement or the Sub Agreements, in accordance with paragraph 1.9 above, Party B shall have the right to declare that a Breach of Contract has taken place. Party A shall compensate Party B for all of the actual losses to Party B caused by the Breach of Contract, which losses shall be limited only to direct losses by Party B.

                          ARTICLE NINE
               FORCE MAJEURE AND OBLIGATION RELIEF

     When any one of the Parties is not able to perform or obey any part of this Agreement or the Sub Agreements due to a Force Majeure event, the other Party shall neither ask for compensation from the Party encountering the Force Majeure event nor consider the action as a Breach of Contract. The Party encountering the Force Majeure event shall not be excused and released (based on such force Majeure event) from its obligations to make payments (existing prior to the occurrence of the Force Majeure event) in accordance with this Agreement or the Sub Agreements. The Party requesting to use the Force Majeure clause must notify the other Party, as early as reasonably possible, of the nature of the event and the degree of impact on the performance of the obligations under this Agreement and the Sub Agreements, and shall take measures to resume, as soon as possible, performance of its obligations and to limit the damage caused to the other Party.

                           ARTICLE TEN
                            AMENDMENT

     Upon the occurrence of any one of the following events, this Agreement and the Sub Agreements shall be amended:

     10.1 Both Parties to this Agreement and the Sub Agreements through consultation may agree in writing to change or amend this Agreement and the Sub Agreements. Such amendment shall not damage the interests of the State and the community.

     10.2 In the event of a spin-off or merger of either Party to
this  Agreement,  the  surviving Party or  Parties   respectively
shall assume the obligations of such Party under this Agreement and the Sub Agreements.

     10.3 In the event that a change in law or regulations materially adversely affects the rights or obligations of any Party under this Agreement or the Sub Agreements, the Parties shall use good faith efforts to negotiate and execute amendments to this Agreement and the Sub Agreements on a fair and equitable basis that attempt to minimize the impact of the change in law or regulations. Each Party agrees that it will not seek or lobby for any change in law or regulations that adversely affects the rights or obligations of the other Party hereto.

     10.4 If due to an event of Force Majeure (excluding events covered by paragraph 10.3) performance of a portion of this Agreement or the Sub Agreements becomes impossible, the Parties agree to negotiate and execute an amendment to this Agreement or the Sub Agreements so that the unaffected portion can remain in effect.

                         ARTICLE ELEVEN
                           TERMINATION

     11.1 Both Parties to this Agreement, through consultation, may agree in writing to terminate this Agreement or the Sub
Agreements provided such termination does not damage the State and public interests.

     11.2 Either Party may elect to terminate this Agreement and the Sub Agreements (by written notice to the other Party) if a Force Majeure is declared by the other Party and the Party declaring the Force Majeure does not resume performance hereunder and thereunder within 12 months after the date of such declaration.

     11.3 If a Breach of Contract as stipulated in paragraph 1.9 above has occurred, and if, within 30 days after written notice (specifying in detail the nature of the Breach of Contract) is received by the Breaching Party, the breaching Party neither makes any payments required hereunder (excluding amounts in good faith dispute, which shall not be a Breach of Contract hereunder until such dispute is resolved) nor starts to take corrective actions (which cure may take a longer period as long as it is being pursued with diligence), the non-breaching Party shall have the right to terminate this Agreement (under this circumstance, the Sub Agreements shall also be terminated).

     11.4 Prior to the Commercial Operation Date, in the event Party B ceases the development of both Power Plants for a period of at least 12 consecutive months, Party A may terminate this Agreement and the Sub Agreements by written notice to Party B.

     11.5 Except as specifically provided in this Article Eleven and Article Twelve herein, this Agreement and the Sub Agreements may not be terminated.

                         ARTICLE TWELVE
              AMENDMENTS AND TERMINATION IN WRITING

     Any agreement to amend or terminate this Agreement and the Sub Agreement must be in writing and signed by both Parties to be effective. The original agreements as previously amended, shall remain in effect prior to the execution and delivery of such written document by both Parties. Any such amendment or termination of this Agreement shall also automatically amend or terminate the Sub Agreements as necessary to reflect such action.

                        ARTICLE THIRTEEN
                            LIABILITY

     13.1 In the event of the occurrence of any Breach of Contract hereunder, the breaching Party shall not be relieved of any of its liabilities or obligations hereunder, including its liability for payment of the amounts in default and for payment of damages whether becoming due before or after such Breach of Contract, and the non-breaching party shall have the right to recover from the breaching Party any and all such amounts.

     13.2 The provisions contained in this Article Thirteen shall survive termination of this Agreement and the Sub Agreements.

                        ARTICLE FOURTEEN
                     SCOPE OF THIS AGREEMENT

     14.1  After signing this Agreement, both Parties shall  sign
the  Sub  Agreements.   This Agreement  and  the  Sub  Agreements
together make up the entire agreement between the Parties.

     14.2 Anything not mentioned in this Agreement and the Sub Agreements shall be determined through discussion between the two Parties as supplemental agreements. Any supplemental agreements, Sub Agreements and this Agreement shall have the same legal effect.

                         ARTICLE FIFTEEN
                     TERM OF THIS AGREEMENT

     This Agreement and the Sub Agreements shall be effective upon being executed and stamped by both Parties. Unless this Agreement and Sub Agreements are terminated pursuant to Article Eleven, this Agreement and the Sub Agreements shall continue in effect for a period ending on the 20th anniversary of the Commercial Operation Date (with respect to each Power Plant); provided, however, that if either Party desires to extend this Agreement and the Sub Agreements, such Party shall notify the other Party of its request for extension prior to the 19th anniversary of the Commercial Operation Date. After receipt of any such notice, the Parties will meet to determine whether this Agreement and the Sub Agreements will be extended and the terms of any such extension.

                         ARTICLE SIXTEEN
                       DISPUTE RESOLUTION

     16.1 Except as otherwise provided in this Agreement or the Sub Agreements, any dispute arising out of or in connection with this Agreement or the Sub Agreements shall be settled through friendly consultation or conciliation between the Parties promptly upon the written request of one Party to the other Party. If the Parties do not reach an amicable solution within 30 days from the notice of such dispute, either Party may submit, with notice to the other Party, the dispute to the International Chamber of Commerce's International Court of Arbitration for binding arbitration to be held in Singapore under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "ICC"). Except as otherwise provided in this Agreement or the Sub Agreements, the Parties agree that any unresolved dispute arising out of or in connection with this Agreement or the Sub Agreements shall be submitted exclusively to arbitration. Any settlement and award rendered through such an arbitration proceeding shall be final and binding upon the Parties. This Agreement and the Sub Agreements and the rights and obligations of the Parties shall remain in full force and effect pending the award in such arbitration proceeding, which award shall determine whether and when any termination shall become effective. The Parties agree that the arbitral award may be enforced against the Parties or their assets wherever they may be found, whether inside or outside of China, and that a judgment upon such arbitral award may be entered in any court having jurisdiction thereof, whether it is inside or outside of China.

     16.2 The arbitration shall be conducted and the judgment shall be rendered in both English and Chinese.

     16.3 There shall be three arbitrators. Each Party shall select one arbitrator within 30 days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The International Court of Arbitration (the "ICA") of the ICC shall select the third arbitrator. If a Party does not appoint an arbitrator who has consented to participate within 30 days after the selection of the first arbitrator, the relevant appointment shall be made by the ICA. The costs of arbitration shall be borne by the Parties as determined by the arbitration tribunal, taking into account the relative merits of the positions of the Parties.

     16.4 Each of the Parties is subject to civil and commercial law and irrevocably agrees that this Agreement and the Sub Agreements are a commercial rather than public or governmental activity and neither Party is entitled to claim immunity from legal proceedings with respect to itself or any of its assets on the grounds of sovereignty or otherwise under any law or in any jurisdiction where an action may be brought for the enforcement of any of the obligations arising under or relating to this Agreement or the Sub Agreements. Each Party hereby irrevocably waives rights to immunity it may now have or later acquire with respect to its obligations arising under or relating to this Agreement or the Sub Agreements.

                        ARTICLE SEVENTEEN
                          GOVERNING LAW

     This  Agreement  and all Sub Agreements are made  under  and
shall  be  governed  in  all  respects  by  and  interpreted   in
accordance with the laws of the People's Republic of China.

                        ARTICLE EIGHTEEN
                         COMMUNICATIONS

     For anything related to the rights and obligations of this Agreement and any Sub Agreements, any one of this Agreement and any Sub Agreements shall notify in writing the other Party. If the address and telephone number of one Party are changed, this party shall inform in writing the other Party of the change within 10 business days after such change takes place (which new address shall be the new address for notices addressed to such Party). The following are the addresses and telephone and facsimile numbers of both Parties:

(a)  In the case of Party A, to:

     North China Power Group Company
     No. 32 Zaolingqian Street
     Xuanwu District
     Beijing 100053, China

     Attention:  Mr. Shi Tanding
     Facsimile No.: 3263377 ext. 2296
     Telephone No.: 3263377

(b)  In the case of Party B, to:

     Tangshan Panda Heat and Power Co., Ltd.
     Cheng Guan, Luannan County
     Tangshan, Hebei Province 063500
     China

     Attention:  Mr. Zhao Xiuchen
     Facsimile No. (315) 412-2610
     Telephone No.: (315) 412-2610

                        ARTICLE NINETEEN
                            DOCUMENT

     There shall be six original copies of this Agreement.  Party
A  shall  keep  two  copies and Party B shall keep  four  copies.
There shall be copies of this Agreement submitted to and filed with the relevant authorities of the Government.

                         ARTICLE TWENTY
                           ASSIGNMENT


     20.1 For the purpose of securing financing, Party B may, without the consent of Party A, assign or create security over its rights and interests under or pursuant to (a) this Agreement and the Sub Agreements, (b) any other agreement related to the Power Plants, (c) the Power Plants, and (d) the Power Plant sites. Party A agrees to negotiate in good faith and on a fair and equitable basis a Consent to Assignment with the lenders to Party B. Such Consent to Assignment shall provide that any person or entity which elects to assume any or all of the rights of Party B under this Agreement and the Sub Agreements shall also assume all of Party B's obligations hereunder and thereunder. The Parties acknowledge and agree that any assignment to a secured party pursuant to any financing agreements shall be subject to, and shall not relieve either Party of their performance obligations to each other under, this Agreement or the Sub Agreements.

     20.2 This Agreement and the Sub Agreements shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

                       ARTICLE TWENTY-ONE
                         REPRESENTATIONS

     21.1  Each Party represents that this Agreement and all  Sub
Agreements have been duly authorized, signed and delivered by it, and are in full force and effect on the date hereof.

     21.2 Each Party represents that this Agreement and all Sub Agreements are valid, legal and binding obligations of it, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, moratorium or other similar laws and general principles of equity.

                       ARTICLE TWENTY-TWO
                     OBLIGATIONS OF PARTY B

     The obligations of this Agreement and each Sub Agreement shall be joint and several as between Panda and Pan-Western. For administrative convenience, Pan-Western hereby irrevocably appoints Panda as its exclusive agent to operate its Power Plant, make and receive all payments, administer this Agreement and all sub Agreements on its behalf, and send and receive notices. Panda is hereby granted an irrevocable power-of-attorney by Pan-Western to enter into any agreement or document on behalf of Pan-Western or to take any action on behalf of Pan-Western that
Panda,  in  its  sole  discretion,  deems  to  be  necessary   or
desirable.

                      ARTICLE TWENTY-THREE
                   EXECUTION OF SUB AGREEMENTS

     The Parties hereto agree to negotiate and execute, based on principles of equality and mutual benefit and good faith, the Electric Energy Purchase and Sales Agreement and the Interconnection Dispatch Agreement specifying power purchase and sales relationships and dispatch control relationships between Party A's Grid and Party B's Power Plants.

                       ARTICLE TWENTY-FOUR
                   EXECUTION OF THIS AGREEMENT

     This Agreement is executed in Beijing, People's Republic  of
China on September 22, 1995.


Legal Representative of Party A  	Legal Representative of Party B

North China Power Group Company  	Tangshan Panda Heat and Power
Co., Ltd.


By: _________________________		By: __________________________
     Name:						Name:
     Title:						Title:




Tangshan Pan-Western Heat and Power Co., Ltd.,


By: _________________________
     Name:
     Title:






			EXHIBITS TO THE GENERAL INTERCONNECTION AGREEMENT

					TABLE OF CONTENTS


EXHIBIT	DOCUMENT							TAB

No. 1		Project Proposal for Tangshan Panda #682		II-4
		Project Proposal for Tangshan Pan-Western #683	II-9
		Project Proposal for Tangshan Cayman #684		II-14
		Project Proposal for Tangshan Pan-Sino #470	II-19

No. 2		Feasibility Study						IV-1

No. 3		Preliminary Design					IV-2
		Preliminary Design Approval #10			II-37

No. 4		Heat Supply Project Approval #57			II-39

No. 5		Heat Supply Agreements					I-10

No. 6		Interconnection Design Approval ##65		II-42

No. 7		Supplemental Agreement					I-25
		Construction Agreement					I-26
		Loan Agreement						I-27

No. 8		Application for Interconnection Permit #59	II-34

No. 9		Document of Promise #37					II-38